UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, including in its Quarterly Report on Form 10-Q for the three months ended September 30, 2018, the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, the “Potential Plaintiffs”) manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, have filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions. Also as previously disclosed, on February 1, 2019, the GUC Trust and certain of the Potential Plaintiffs (the “Signatory Plaintiffs”) executed a Settlement Agreement (the “Settlement Agreement”) to, among other things, resolve the Late Claims Motions filed by certain Plaintiffs and provide for estimation of the Signatory Plaintiffs’ claims and the Signatory Plaintiffs’ rights to the GUC Trust’s assets.

On August 6, 2019, Judge Jesse M. Furman of the Bankruptcy Court issued a decision (the “Furman Decision”) granting partial summary judgment in favor of General Motors in the GM Ignition Switch Litigation (MDL No. 2543). See In re Gen. Motors LLC Ignition Switch Litig., No. 14-MC-2543 (JMF), 2019 WL 3564698, at *17 (S.D.N.Y. Aug. 6, 2019). In the Furman Decision, the court concluded that the Potential Plaintiffs’ expert damages report (the “Boedeker Report”) was incapable of proving class-wide damages under a “benefit-of-the-bargain” theory. The Furman Decision cast doubt on the Potential Plaintiffs’ ability to certify a class, which the Bankruptcy Court had previously determined was a prerequisite to the Settlement Agreement being approved. At a hearing on August 12, 2019, the Bankruptcy Court expressed its view that the Furman Decision had called into serious question whether the proposed settlement could be approved.

As a result of the foregoing, on September 25, 2019, pursuant to the terms of the Settlement Agreement, the GUC Trust delivered notice to the Signatory Plaintiffs of its election to terminate the Settlement Agreement immediately.

This description is a summary of key terms only, and does not purport to describe all terms of the Settlement Agreement and the Settlement Agreement is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the GUC Trust on February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: October 1, 2019

	By:	/s/ David A. Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company